FT 624


                                 TRUST AGREEMENT

                              Dated: April 4, 2002

         The Trust Agreement among Nike Securities L.P., as Depositor, JPMorgan Chase Bank, as Trustee and First Trust Advisors L.P., as Evaluator and Portfolio Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for The First Trust Special Situations Trust, Series 22 and certain subsequent Series, Effective November 20, 1991" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, the Evaluator and the Portfolio Supervisor agree as follows:


                                     PART I


                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the provisions of Part II and Part III hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                     PART II


                      SPECIAL TERMS AND CONDITIONS OF TRUST


           CALIFORNIA MUNICIPAL INCOME CLOSED-END PORTFOLIO, SERIES 2

         The following special terms and conditions are hereby agreed to:

         A.   The Securities  initially  deposited in the Trust pursuant to
Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

         B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

         Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to Section 2.03 of the Standard Terms and Conditions of Trust.

         C. The Percentage Ratio on the Initial Date of Deposit is as set forth in the Prospectus under "Schedule of Investments."

         D. The Record Date shall be as set forth in the prospectus under "Summary of Essential Information."

         E. The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

         F. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential Information."

         G.    First Trust  Advisors  L.P.'s  compensation  as  referred to in
Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0098 per Unit.

         H. The Trustee's Compensation Rate pursuant to Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0096 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

         I.   The Initial Date of Deposit for the Trust is April 4, 2002.

         J. The minimum amount of Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.

         K. The minimum number of Units a Unit holder must redeem in order to be eligible for an in-kind distribution of Securities pursuant to Section
5.02 shall be 2,500 Units of the Trust.


                                     PART II


                      SPECIAL TERMS AND CONDITIONS OF TRUST


            NEW YORK MUNICIPAL INCOME CLOSED-END PORTFOLIO, SERIES 2

         The following special terms and conditions are hereby agreed to:

         A.   The Securities  initially  deposited in the Trust pursuant to
Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

         B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

         Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to Section 2.03 of the Standard Terms and Conditions of Trust.

         C. The Percentage Ratio on the Initial Date of Deposit is as set forth in the Prospectus under "Schedule of Investments."

         D. The Record Date shall be as set forth in the prospectus under "Summary of Essential Information."

         E. The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

         F. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential Information."

         G.   First Trust  Advisors  L.P.'s  compensation  as  referred to in
Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0098 per Unit.

         H. The Trustee's Compensation Rate pursuant to Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0096 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

         I.   The Initial Date of Deposit for the Trust is April 4, 2002.

         J. The minimum amount of Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.

         K. The minimum number of Units a Unit holder must redeem in order to be eligible for an in-kind distribution of Securities pursuant to Section 5.02 shall be 2,500 Units of the Trust.


                                    PART III

         A. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, references to subsequent Series established after the date of effectiveness of the First Trust Special Situations Trust, Series 24 shall include the FT Series to which this Trust Agreement relates.

         B. Notwithstanding anything to the contrary in the Prospectus, parties to the trust agreement are hereby advised:

                  The Trusts are not sponsored, endorsed, sold or promoted by Dow Jones & Company, Inc. ("Dow Jones"). Dow Jones makes no representation or warranty, express or implied, to the owners of the Trusts or any member of the public regarding the advisability of investing in securities generally or in the Trusts particularly. Dow Jones' only relationship to the Sponsor is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the Dow Jones Industrial AverageSM , which is determined, composed and calculated by Dow Jones without regard to the Sponsor or the Trusts. Dow Jones has no obligation to take the needs of the Sponsor or the owners of the Trusts into consideration in determining, composing or calculating to Dow Jones Industrial AverageSM. Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Trusts to be issued or in the determination or calculation of the equation by which the Trusts are to be converted into cash. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the Trusts.

                  DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE SPONSOR, OWNERS OF THE TRUSTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

         C. The term "Principal Account" as set forth in the Standard Terms and Conditions of Trust shall be replaced with the term "Capital Account."

         D.   Section 1.01(2) shall be amended to read as follows:

                  "(2)     "Trustee"  shall mean  JPMorgan  Chase  Bank, or any
successor  trustee  appointed  as hereinafter provided."

         All references to United States Trust Company of New York in the Standard Terms and Conditions of Trust shall be amended to refer to JPMorgan Chase Bank.

         E.       Section 1.01(3) shall be amended to read as follows:

                  "(3) "Evaluator" shall mean First Trust Advisors L.P. and its successors in interest, or any successor evaluator appointed as hereinafter provided."

         F.       Section 1.01(4) shall be amended to read as follows:

                  "(4) "Portfolio Supervisor" shall mean First Trust Advisors L.P. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided."

         G.   Section 1.01(26) shall be added to read as follows:

                  "(26) The term "Rollover Unit holder" shall be defined as set forth in Section 5.05, herein."

         H.       Section 1.01(27) shall be added to read as follows:

                  "(27) If the Prospectus for a Trust contemplates the rollover of Units as set forth in Section 5.05 herein, the term "Rollover Notification Date" shall be defined as set forth in the Prospectus under "Summary of Essential Information."

         I.   Section 1.01(28) shall be added to read as follows:

                  "(28) If the Prospectus for a Trust contemplates the rollover of Units as set forth in Section 5.05 herein, the term "Rollover Distribution" shall be defined as set forth in Section 5.05, herein."

         J.   Section 1.01(29) shall be added to read as follows:

                  "(29) If the Prospectus for a Trust contemplates the rollover of Units as set forth in Section 5.05 herein, the term "Distribution Agent" shall refer to the Trustee acting in its capacity as distribution agent pursuant to Section 5.05 herein."

         K.   Section 1.01(30) shall be added to read as follows:

                  "(30) If the Prospectus for a Trust contemplates the rollover of Units as set forth in Section 5.05 herein, the term "Special Redemption and Liquidation Period" shall be as set forth in the Prospectus under "Summary of Essential Information."

         L. Paragraph (b) of Section 2.01 shall be restated in its entirety as follows:

                  (b)(1)From time to time following the Initial Date of Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee (i) additional Securities, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, (ii) Contract Obligations relating to such additional Securities, accompanied by cash and/or Letter(s) of Credit as specified in paragraph (c) of this Section 2.01, or (iii) cash (or a Letter of Credit in lieu of cash) with instructions to purchase additional Securities, in an amount equal to the portion of the Unit Value of the Units created by such deposit attributable to the Securities to be purchased pursuant to such instructions. Except as provided in the following subparagraphs (2), (3) and (4) the Depositor, in each case, shall ensure that each deposit of additional Securities pursuant to this Section shall maintain, as nearly as practicable, the Percentage Ratio. Each such deposit of additional Securities shall be made pursuant to a Notice of Deposit of Additional Securities delivered by the Depositor to the Trustee. Instructions to purchase additional Securities shall be in writing, and shall specify the name of the Security, CUSIP number, if any, aggregate amount, price or price range and date to be purchased. When requested by the Trustee, the Depositor shall act as broker to execute purchases in accordance with such instructions; the Depositor shall be entitled to compensation therefor in accordance with applicable law and regulations. The Trustee shall have no liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor's instructions or made by the Depositor as broker.

                  (2) Additional Securities (or Contract Obligations therefor) may, at the Depositor's discretion, be deposited or purchased in round lots. If the amount of the deposit is insufficient to acquire round lots of each Security to be acquired, the additional Securities shall be deposited or purchased in the order of the Security in the Trust most under-represented immediately before the deposit with respect to the Percentage Ratio.

                  (3) If at the time of a deposit of additional Securities, Securities of an issue deposited on the Initial Date of Deposit (or of an issue of Replacement Securities acquired to replace an issue deposited on the Initial Date of Deposit) are unavailable, cannot be purchased at reasonable prices or their purchase is prohibited or restricted by applicable law, regulation or policies, the Depositor may
         (i) deposit, or instruct the Trustee to purchase, in lieu thereof, another issue of Securities or Replacement Securities or (ii) deposit cash or a letter of credit in an amount equal to the valuation of the issue of Securities whose acquisition is not feasible with instructions to acquire such Securities of such issue when they become available.

                  (4) Any contrary authorization in the preceding subparagraphs
         (1) through (3) notwithstanding, deposits of additional Securities made after the 90-day period immediately following the Initial Date of Deposit (except for deposits made to replace Failed Contract Obligations if such deposits occur within 20 days from the date of a failure occurring within such initial 90-day period) shall maintain exactly the Percentage Ratio existing immediately prior to such deposit.

                  (5) In connection with and at the time of any deposit of additional Securities pursuant to this Section 2.01(b), the Depositor shall exactly replicate Cash (as defined below) received or receivable by the Trust as of the date of such deposit. For purposes of this paragraph, "Cash" means, as to the Capital Account, cash or other property (other than Securities) on hand in the Capital Account or receivable and to be credited to the Capital Account as of the date of the deposit (other than amounts to be distributed solely to persons other than holders of Units created by the deposit) and, as to the Income Account, cash or other property (other than Securities) received by the Trust as of the date of the deposit or receivable by the Trust in respect of a record date for a payment on a Security which has occurred or will occur before the Trust will be the holder of record of a Security, reduced by the amount of any cash or other property received or receivable on any Security allocable (in accordance with the Trustee's calculations of distributions from the Income Account pursuant to Section 3.05) to a distribution made or to be made in respect of a Record Date occurring prior to the deposit. Such replication will be made on the basis of a fraction, the numerator of which is the number of Units created by the deposit and the denominator of which is the number of Units which are outstanding immediately prior to the deposit. Cash represented by a foreign currency shall be replicated in such currency or, if the Trustee has entered into a contract for the conversion thereof, in U.S. dollars in an amount replicating the dollars to be received on such conversion."

         M. The following shall be added immediately following the first sentence of paragraph (c) of Section 2.01:

                  "The Trustee may allow the Depositor to substitute for any Letter(s) of Credit deposited with the Trustee in connection with the deposits described in Section 2.01(a) and (b) cash in an amount sufficient to satisfy the obligations to which the Letter(s) of Credit relates. Any substituted Letter(s) of Credit shall be released by the Trustee."

         N. Section 2.01(c) of the Standard Terms and Conditions of Trust is hereby amended by adding the following at the conclusion thereof:

                           "If any Contract Obligation requires settlement in a foreign currency, in connection with the deposit of such Contract Obligation the Depositor will deposit with the Trustee either an amount of such currency sufficient to settle the contract or a foreign exchange contract in such amount which settles concurrently with the settlement of the Contract Obligation and cash or a Letter of Credit in U.S. dollars sufficient to perform such foreign exchange contact."


         O. Section 2.03(a) of the Standard Terms and Conditions of Trust shall be amended by adding the following sentence after the first sentence of such section:

                  "The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed in writing by the Depositor, at any time when the Depositor is the only beneficial holder of Units, which revised number of Units shall be recorded by the Trustee on its books. The Trustee shall be entitled to rely on the Depositor's direction as certification that no person other than the Depositor has a beneficial interest in the Units and the Trustee shall have no liability to any person for action taken pursuant to such direction."

         P. Section 3.01 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

                  "Section 3.01. Initial Cost. Subject to reimbursement as hereinafter provided, the cost of organizing the Trust and the sale of the Trust Units shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. At the conclusion of the period of time during which a Trust's organization expenses will be included in the Public Offering Price of Units (the "Organization Expense Period"), as set forth in the Prospectus for a Trust (as certified by the Depositor to the Trustee), the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Capital Account, and pay to the Depositor the Depositor's reimbursable expenses of organizing the Trust in an amount certified to the Trustee by the Depositor. In no event shall the amount paid by the Trustee to the Depositor for the Depositor's reimbursable expenses of organizing the Trust exceed the estimated per Unit amount of organization costs set forth in the Prospectus for the Trust multiplied by the number of Units of the Trust outstanding at the conclusion of the Organization Expense Period; nor shall the Depositor be entitled to or request reimbursement for expenses of organizing the Trust incurred after the conclusion of the Organization Expense Period. If the cash balance of the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under Section 4.01 as of the date of distribution, sufficient for such reimbursement. Securities sold or distributed to the Depositor to reimburse the Depositor pursuant to this Section shall be sold or distributed by the Trustee, to extent practicable, in the percentage ratio then existing. The reimbursement provided for in this section shall be for the account of the Unit holders of record at the conclusion of the Organization Expense Period. Any assets deposited with the Trustee in respect of the expenses reimbursable under this Section 3.01 shall be held and administered as assets of the Trust for all purposes hereunder. The Depositor shall deliver to the Trustee any cash identified in the Statement of Net Assets of the Trust included in the Prospectus not later than the expiration of the Delivery Period and the Depositor's obligation to make such delivery shall be secured by the letter of credit deposited pursuant to Section 2.01. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section
         3.01 shall be held by the Trustee, without interest, and reserved for such purpose and, accordingly, prior to the conclusion of the Organization Expense Period, shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per Unit amount payable pursuant to the next sentence. If a Unit holder redeems Units prior to the conclusion of the Organization Expense Period, the Trustee shall pay to the Unit holder, in addition to the Redemption Value of the tendered Units, unless otherwise directed by the Depositor, an amount equal to the estimated per Unit cost of organizing the Trust set forth in the Prospectus, or such lower revision thereof most recently communicated to the Trustee by the Depositor pursuant to Section 5.01, multiplied by the number of Units tendered for redemption; to the extent the cash on hand in the Trust is insufficient for such payment, the Trustee shall have the power to sell Securities in accordance with Section 5.02. As used herein, the Depositor's reimbursable expenses of organizing the Trust shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, SEC and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses."

         Q. The second paragraph of Section 3.02 of the Standard Terms and Conditions is hereby deleted and replaced with the following sentence:

                  "Any non-cash distributions (other than a non-taxable distribution of the shares of the distributing corporation which shall be retained by a Trust) received by a Trust shall be dealt with in the manner described at Section 3.11, herein, and shall be retained or disposed of by such Trust according to those provisions. The proceeds of any disposition shall be credited to the Income Account of a Trust. Neither the Trustee nor the Depositor shall be liable or responsible in any way for depreciation or loss incurred by reason of any such sale."

         R. Section 3.05.II(a) of the Standard Terms and Conditions of Trust is hereby amended to read in its entirety as follows:

                  "II. (a) On each Distribution Date, the Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such Distribution Date an amount per Unit equal to such Unit holder's Income Distribution (as defined below), plus such Unit holder's pro rata share of the balance of the Capital Account (except for monies on deposit therein required to purchase Contract Obligations) computed as of the close of business on such Record Date after deduction of any amounts provided in Subsection I, provided, however, that the Trustee shall not be required to make a distribution from the Capital Account unless the amount available for distribution shall equal $1.00 per 100 Units.

                  Each Trust shall provide the following distribution elections:
         (1) distributions to be made by check mailed to the post office address of the Unit holder as it appears on the registration books of the Trustee, or (2) if provided for in the Prospectus for a Trust, the following reinvestment option:

                           The Trustee will, for any Unit holder who provides
                  the Trustee written instruction, properly executed and in form satisfactory to the Trustee, received by the Trustee no later than its close of business 10 business days prior to a Record Date (the "Reinvestment Notice Date"), reinvest such Unit holder's distribution from the Income and Capital Accounts in Units of the Trust, purchased from the Depositor, to the extent the Depositor shall make Units available for such purchase, at the Depositor's offering price as of the third business day prior to the following Distribution Date, and at such reduced sales charge as may be described in the prospectus for the Trusts. If, for any reason, the Depositor does not have Units of the Trust available for purchase, the Trustee shall distribute such Unit holder's distribution from the Income and Capital Accounts in the manner provided in clause (1) of the preceding paragraph. The Trustee shall be entitled to rely on a written instruction received as of the Reinvestment Notice Date and shall not be affected by any subsequent notice to the contrary. The Trustee shall have no responsibility for any loss or depreciation resulting from any reinvestment made in accordance with this paragraph, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

                  Any Unit holder who does not effectively elect reinvestment in Units of their respective Trust pursuant to the preceding paragraph shall receive a cash distribution in the manner provided in clause (1) of the second preceding paragraph."

         S. Section 3.05.II(b) of the Standard Terms and Conditions of Trust is hereby amended to read in its entirety as follows:

                  "II. (b) For purposes of this Section 3.05, the Unit holder's Income Distribution shall be equal to such Unit holder's pro rata share of the cash balance in the Income Account computed as of the close of business on the Record Date immediately preceding such Income Distribution after deduction of (i) the fees and expenses then deductible pursuant to Section 3.05.I. and (ii) the Trustee's estimate of other expenses properly chargeable to the Income Account pursuant to the Indenture which have accrued, as of such Record Date, or are otherwise properly attributable to the period to which such Income Distribution relates."

         T. Paragraph (c) of Subsection II of Section 3.05 of the Standard Terms and Conditions of Trust is hereby amended to read as follows:

                  "On each Distribution Date the Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such Distribution Date an amount per Unit equal to such Unit holder's pro rata share of the balance of the Capital Account (except for monies on deposit therein required to purchase Contract Obligations) computed as of the close of business on such Record Date after deduction of any amounts provided in Subsection I."

         U. Section 3.05 of Article III of the Standard Terms and Conditions of Trust is hereby amended by deleting Section 3.05.I.(d) and replacing Section 3.05.I.(b) with the following:

                  "Section 3.05.I.(b) deduct from the Income Account or, to the extent funds are not available in such Account, from the Capital Account and pay to First Trust Advisors L.P. the amount that it is entitled to receive pursuant to Section 4.03."

         V. Section 3.07 of the Standard Terms and Conditions of Trust is amended to delete the word "and" at the end of Section 3.07(f) and replace
Section 3.07(g) with the following:

         "(g) that such sale is required due to Units tendered for redemption;
          (h) that the sale of Securities is necessary or advisable in order to maintain the qualification of the Trust as a "regulated investment company" in the case of a Trust which has elected to qualify as such; and
          (i) that there has been a public tender offer made for a Security or a merger or acquisition is announced affecting a Security, and that in the opinion of the Sponsor the sale or tender of the Security is in the best interest of the Unit holders."

            W. Section 3.11 of the Standard Terms and Conditions of Trust is hereby deleted in its entirety and replaced with the following language:

                  "Section 3.11. Notice to Depositor.

                  In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by at least a legally required number of holders of any Securities deposited in a Trust, the Trustee shall take such action or omit from taking any action, as appropriate, so as to insure that the Securities are voted as closely as possible in the same manner and the same general proportion as are the Securities held by owners other than such Trust.

                  In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall reject such offer. However, should any issuance, exchange or substitution be effected notwithstanding such rejection or without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee pursuant to the Depositor's direction, unless the Depositor advises the Trustee to keep such securities or property. The Depositor may rely on the Portfolio Supervisor in so advising the Trustee. The cash received in such exchange and cash proceeds of any such sales shall be distributed to Unit holders on the next distribution date in the manner set forth in Section 3.05 regarding distributions from the Capital Account. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

                  Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action pursuant to the terms of this Section 3.11.

                  Whenever new securities or property is received and retained by a Trust pursuant to this Section 3.11, the Trustee shall provide to all Unit holders of such Trust notices of such acquisition in the Trustee's annual report unless prior notice is directed by the Depositor."


         X. Article III of the Standard Terms and Conditions of Trust is hereby amended by deleting Section 3.13 and replacing it with the following:

                  "Section 3.13. Deferred Sales Charge. If the prospectus related to the Trust specifies a deferred sales charge, the Trustee shall, on the dates specified in and as permitted by such Prospectus (the "Deferred Sales Charge Payment Dates"), withdraw from the Capital Account, an amount per Unit specified in such Prospectus and credit such amount to a special non-Trust account designated by the Depositor out of which the deferred sales charge will be distributed to or on the order of the Depositor on such Deferred Sales Charge Payment Dates (the "Deferred Sales Charge Account"). If the balance in the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Capital Account, and/or sell Securities and credit the proceeds thereof to the Deferred Sales Charge Account, provided, however, that the aggregate amount advanced by the Trustee at any time for payment of the deferred sales charge shall not exceed $15,000. Such direction shall, if the Trustee is directed to sell a Security, identify the Security to be sold and include instructions as to the execution of such sale. In the absence of such direction by the Depositor, the Trustee shall sell Securities sufficient to pay the deferred sales charge (and any unreimbursed advance then outstanding) in full, and shall select Securities to be sold in such manner as will maintain (to the extent practicable) the relative proportion of number of shares of each Security then held. The proceeds of such sales, less any amounts paid to the Trustee in reimbursement of its advances, shall be credited to the Deferred Sales Charge Account. If a Unit holder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus and, except for situations in which the Trust Fund Evaluation determined as provided in Section 5.01 hereof has been reduced by the amount of any unpaid accrued deferred sales charge, on the Redemption Date, withhold from the Redemption Price payable to such Unit holder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Trust is terminated for reasons other than that set forth in
         Section 6.01(g), the Trustee shall, if so provided in the related Prospectus on the termination of the Trust, withhold from the proceeds payable to Unit holders an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Trust is terminated pursuant to Section 6.01(g), the Trustee shall not withhold from the proceeds payable to Unit holders any amounts of unpaid deferred sales charges. If pursuant to
         Section 5.02 hereof, the Depositor shall purchase a Unit tendered for redemption prior to the payment in full of the deferred sales charge due on the tendered Unit, the Depositor shall pay to the Unit holder the amount specified under Section 5.02, which amount, except for situations in which the Trust Fund Evaluation determined as provided in
         Section 5.01 hereof has been reduced by the amount of any unpaid accrued deferred sales charge, shall be reduced by the unpaid portion of the deferred sales charge. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of the Unit holders. If the related Prospectus provides that the deferred sales charge shall accrue on a daily basis, the "unpaid portion of the deferred sales charge" as used in this paragraph shall mean the accrued and unpaid deferred sales charge as of the date of redemption or termination, as appropriate. The Depositor represents that the price paid by any Unit holder for Units acquired through reinvestment of Trust distributions will be reduced by the aggregate amount of unpaid deferred sales charge at the time of the purchase to off set any subsequent collection by the Depositor of deferred sales charge in respect of the Units so acquired."

         Y. Article III of the Standard Terms and Conditions of Trust is hereby amended by adding the following new Section 3.14:

         "Section 3.14. Creation and Development Fee. If the Prospectus related to the Trust specifies a creation and development fee, the Trustee shall, at the conclusion of the primary offering period for a Trust, as certified by the Depositor to the Trustee withdraw from the Capital Account, an amount equal to the entire creation and development fee and credit such amount to a special non-Trust account designated by the Depositor out of which the creation and development fee will be distributed to the Depositor (the "Creation and Development Account"). The reimbursement provided for in this section shall be for the account of Unit holders of record at the conclusion of the primary offering period and shall have no effect on the net asset value of Trust Units prior to such date. If the balance in the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Capital Account, and/or sell Securities and credit the proceeds thereof to the Creation and Development Account, provided, however, that the aggregate amount advanced by the Trustee at any time for payment of the creation and development fee shall not exceed $15,000. Such direction shall, if the Trustee is directed to sell a Security, identify the Security to be sold and include instructions as to the execution of such sale. In the absence of such direction by the Depositor, the Trustee shall sell Securities sufficient to pay the creation and development fee (and any unreimbursed advance then outstanding) in full, and shall select Securities to be sold in such manner as will maintain (to the extent practicable) the relative proportion of number of shares of each Security then held. The proceeds of such sales, less any amounts paid to the Trustee in reimbursement of its advances, shall be credited to the Creation and Development Account. If the Trust is terminated pursuant to Section 6.01(g), the Depositor agrees to reimburse Unitholders for any amounts of the Creation and Development Fee collected by the Depositor to which it is not entitled. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of Unit holders. The Depositor agrees to reimburse the Trust and any Unit holder any amount of Creation and Development Fee it receives which exceeds the amount which the Depositor may receive under applicable laws, regulations and rules."

         Z. Article III of the Standard Terms and Conditions of Trust is hereby amended by adding the following new Section 3.15:

         "Section 3.15. Foreign Currency Exchange. Unless the Depositor shall otherwise direct, whenever funds are received by the Trustee in foreign currency, upon the receipt thereof or, if such funds are to be received in respect of a sale of Securities, concurrently with the contract of the sale for the Security (in the latter case the foreign exchange contract to have a settlement date coincident with the relevant contract of sale for the Security), the Trustee shall enter into a foreign exchange contract for the conversion of such funds to U.S. dollars pursuant to the instruction of the Depositor. The Trustee shall have no liability for any loss or depreciation resulting from action taken pursuant to such instruction."

AA.      Article IV of the Standard Terms and Conditions of Trust is hereby replaced with the following:

                                   "ARTICLE IV

Evaluation of Securities; Compensation for Evaluation; Portfolio Supervision and Bookkeeping and Administrative Services; Succession

         Section 4.01. Evaluation of Securities (a) First Trust Advisors L.P., acting in its capacity as Evaluator, shall determine separately, shall promptly furnish to the Trustee, and shall furnish to the Depositor upon request, the value of each issue of Securities (including Contract Obligations) (the "Evaluation") as of the close of trading on the New York Stock Exchange (generally 4:00 p.m. Eastern time) (the "Evaluation Time") (i) on each Business Day during the period in which the Units are being offered for sale to the public and (ii) on any other day on which a Trust Fund Evaluation is to be made pursuant to Section 5.01 or which is requested by the Depositor or the Trustee. As part of the Trust Evaluation, the Evaluator shall determine separately and promptly furnish to the Trustee, and to the Depositor upon request, the Evaluation of each issue of Securities initially deposited in the Trust on the Initial Date of Deposit. The Evaluator's determination of the offering prices of the Securities on the Initial Date of Deposit shall be included in Schedule A attached to the Trust Agreement.

                  (b) During the initial offering period, namely, from the date of effectiveness of the Registration Statement under the Securities Act of 1933 relating to the Units to and including the day which is designated in writing by the Depositor to the Trustee and Evaluator as the conclusion of such period, such Evaluation shall be made in the following manner: if the Securities are listed on a national or foreign securities exchange or The Nasdaq Stock Market, such Evaluation shall generally be based on the closing sale price on the exchange or system which is the principal market therefor, which shall be deemed to be the New York Stock Exchange if the Securities are listed thereon (unless the Evaluator deems such price inappropriate as a basis for evaluation), or if there is no closing sale price on such exchange or system, at the closing ask prices. If the Securities are not so listed or, if so listed and the principal market therefor is other than on an exchange, the Evaluation shall generally be based on the current ask price on the over-the-counter market (unless the Evaluator deems such price inappropriate as a basis for evaluation). If current ask prices are unavailable, the evaluation is generally determined (a) on the basis of current ask prices for comparable securities, (b) by appraising the value of the Securities on the ask side of the market, or (c) any combination of the above. If such prices are in a currency other than U.S. dollars, the Evaluation of such Security shall be converted to U.S. dollars based on current offering side exchange rates, unless the Security is in the form of an American Depositary Share or Receipt, in which case the Evaluations shall be based upon the U.S. dollar prices in the market for American Depositary Shares or Receipts (unless the Evaluator deems such prices inappropriate as a basis for evaluation). As used herein, the closing sale price is deemed to mean the most recent closing sale price on the relevant securities exchange immediately prior to the Evaluation Time. For each Evaluation, the Evaluator shall also confirm and furnish to the Trustee and the Depositor, on the basis of the information furnished to the Evaluator by the Trustee as to the value of all Trust assets other than Securities, the calculation of the Trust Fund Evaluation to be computed pursuant to Section 5.01. For the purposes of the foregoing, the Evaluator may obtain current prices for the Securities from investment dealers or brokers (including the Depositor) that customarily deal in similar securities.

                  (c) After the initial offering period and both during and after the initial offering period, for purposes of the Trust Fund Evaluations required by Section 5.01 in determining Redemption Value and Unit Value, Evaluation of the Securities shall be made in the manner described in Section 4.01(b), on the basis of current bid prices for Zero Coupon Obligations (if any), the bid side value of the relevant currency exchange rate expressed in U.S. dollars and, except in those cases in which the Securities are listed on a national or foreign securities exchange or The Nasdaq Stock Market and the closing sale prices are utilized, on the basis of the current bid prices of the Equity Securities. In addition, the Evaluator shall reduce the Evaluation of each Security by the amount of any liquidation costs (other than brokerage costs incurred on any national securities exchange) and any capital gains or other taxes which would be incurred by the Trust upon the sale of such Security, such taxes being computed as if the Security were sold on the date of the Evaluation.

         Section 4.02. Information for Unit Holders. For the purpose of permitting Unit holders to satisfy any reporting requirements of applicable federal or state tax law, First Trust Advisors L.P., acting in its capacity as Evaluator, shall make available to the Trustee and the Trustee shall transmit to any Unit holder upon request any determinations made by it pursuant to Section 4.01.

         Section 4.03. Compensation for Services Provided. As compensation for providing portfolio supervisory services in its capacity as Portfolio Supervisor, evaluation services in its capacity as Evaluator, and for providing bookkeeping and other administrative services to the Trust of a character described in Section 26(a)(2)(C) of the Investment Company Act of 1940, and to the extent that such services are in addition to, and do not duplicate, the services to be provided hereunder by the Trustee, First Trust Advisors L.P. shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in the per Unit amount set forth in Part II of the Trust Agreement for the Trust, calculated based on the largest number of Units outstanding during the calendar year, except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which First Trust Advisors L.P. provides services described herein during less than the whole of such year). Such fee may exceed the actual cost of providing such services for the Trust, but at no time will the total amount received for such services rendered to unit investment trusts of which the Depositor is the sponsor in any calendar year exceed the aggregate cost to First Trust Advisors L.P. of supplying such services in such year. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase after the date hereof in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of an invoice therefor from First Trust Advisors L.P., which shall constitute the representation by First Trust Advisors L.P. that the bookkeeping and administrative services for which compensation is claimed are properly compensable hereunder and that the aggregate cost incurred by First Trust Advisors L.P. of providing portfolio supervisory, evaluation and bookkeeping and administrative services hereunder was not less than the compensation claimed, upon which representation the Trustee may conclusively rely. Such compensation shall be charged against the Income and/or Capital Accounts in accordance with
Section 3.05.

         If the cash balance in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 4.03, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 4.03.

         Any moneys payable to First Trust Advisors L.P. pursuant to this
Section 4.03 shall be secured by a lien on the Trust prior to the interest of Unit holders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04 herein.

         Section 4.04. Liability of the Evaluator. The Trustee, the Depositor and the Unit holders may rely on any Evaluation furnished by First Trust Advisors L.P., acting in its capacity as Evaluator, and shall have no responsibility for the accuracy thereof. The determinations made by the Evaluator hereunder shall be made in good faith upon the basis of the best information available to it. The Evaluator shall be under no liability to the Trustee, the Depositor or the Unit holders for errors in judgment; provided, however, that this provision shall not protect the Evaluator against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

         Section 4.05. Resignation and Removal of Portfolio Supervisor and/or Evaluator and/or provider of bookkeeping services described in Section 4.03; Successor. (a) First Trust Advisors L.P. and any successor appointed as hereafter provided, in its capacity as Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping services described in Section 4.03, may resign and be discharged hereunder by executing an instrument of resignation in writing and filing the same with the Depositor and the Trustee, not less than 60 days before the date specified in such instrument when, subject to Section 4.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor and the Trustee shall use their best efforts to appoint a successor to act in the capacity as to which the resignation applies, such successor to have qualifications and to be compensated at a rate of compensation satisfactory to the Depositor and the Trustee. Such appointment shall be made by written instrument executed by the Depositor and the Trustee, in duplicate, one copy of which shall be delivered to the resigning party and one copy to the successor. The Depositor or the Trustee may remove the Evaluator and/or Portfolio Supervisor and/or party performing bookkeeping and administrative services at any time upon 30 days' written notice and appoint a successor to act in the capacity to which the removed applies, such successor to have qualifications and to be compensated at a rate of compensation satisfactory to the Depositor and the Trustee, provided, however, that so long as Nike Securities L.P. is acting as Depositor, the Trustee shall have no power to remove any affiliate of the Depositor who may be acting in any such capacity or capacities. Such appointment shall be made by written instrument executed by the Depositor and the Trustee, in duplicate, one copy of which shall be delivered to the party removed and one copy to its successor. Notice of such resignation or removal and appointment of a successor shall be mailed by the Trustee to each Unit holder then of record.

         (b) Any successor evaluator and/or successor portfolio supervisor and/or provider of bookkeeping and administrative services described in Section 4.03, as appropriate, appointed hereunder, shall execute, acknowledge and deliver to the Depositor and the Trustee an instrument accepting such appointment hereunder, and such successor without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named herein and shall be bound by all the terms and conditions of this Indenture.

         (c) In case at any time the Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section
4.03 shall resign and no successor shall have been appointed and have accepted appointment within 30 days after notice of resignation has been received by the Depositor and the Trustee, the resigning party may forthwith apply to a court of competent jurisdiction for the appointment of a successor. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor.

         (d) Any corporation into which the Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 hereunder shall be a party, shall be the successor under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, notwithstanding anything to the contrary contained herein or in any agreement relating to such merger or consolidation by which the Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 may seek to retain certain powers, rights and privileges for any period of time following such merger or consolidation.

         (e) Any resignation or removal of the Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 shall become effective upon acceptance of appointment by the successor as provided in subsection (b) hereof."

         BB.    Section 5.01 is hereby amended to add the following at the conclusion  of the first  paragraph thereof:

                  "Amounts receivable by the Trust in a foreign currency shall be reported to the Evaluator who shall convert the same to U.S. dollars based on current exchange rates, in the same manner as provided in
         Section 4.01(b) or 4.01(c), as applicable, for the conversion of the valuation of foreign Equity Securities, and the Evaluator shall report such conversion with each Evaluation made pursuant to Section 4.01."

         CC.    Section 5.01 of the Standard Terms and Conditions of Trust
shall be amended as follows:

         (i) The second sentence of the first paragraph of Section 5.01 shall be amended by deleting the phrase "and (iii)" and adding the following "(iii) amounts representing unpaid accrued organization costs, (iv) if the Prospectus for a Trust provides that the creation and development fee, if any, accrue on a daily basis, amounts representing unpaid accrued creation and development fees,
(v) if the Prospectus for a Trust provides that the deferred sales charge shall accrue on a daily basis, amounts representing unpaid accrued deferred sales charge, and (vi)"; and

         (ii) The following text shall immediately precede the last sentence of the first paragraph of Section 5.01:

                  "Prior to the payment to the Depositor of its reimbursable organization costs to be made at the conclusion of the Organization Expense Period in accordance with Section 3.01, for purposes of determining the Trust Fund Evaluation under this Section 5.01, the Trustee shall rely upon the amounts representing unpaid accrued organization costs in the estimated amount per Unit set forth in the Prospectus until such time as the Depositor notifies the Trustee in writing of a revised estimated amount per Unit representing unpaid accrued organization costs. Upon receipt of such notice, the Trustee shall use this revised estimated amount per Unit representing unpaid accrued organization costs in determining the Trust Fund Evaluation but such revision of the estimated expenses shall not effect calculations made prior thereto and no adjustment shall be made in respect thereof."

         DD.    Section  5.01 of the Standard  Terms and  Conditions  of Trust
shall be amended by inserting the following paragraph immediately after the second paragraph of such section:

         "The Depositor is authorized to obtain from The NASDAQ Stock Market, Inc. ("NASDAQ") Mutual Fund Quotation Service ("MFQS") a unit investment trust ticker symbol for a Trust and to contract with NASDAQ for the dissemination of the Trust Fund Evaluation computed by the Trustee pursuant to Section 5.01 of the Standard Terms and Conditions of Trust through the MFQS, provided, however, that no such contract shall affect the Trustee's duties or liabilities without its prior consent. When and as directed by the Depositor, the Trustee shall cause the Trust Fund Evaluation to be communicated to MFQS for such purpose. The Depositor and Trustee shall be reimbursed from the respective Trust for any cost or expense incurred in connection with the obtaining of the ticker symbol and the communication to MFQS and its dissemination of the Trust Fund Evaluation. Neither the Depositor nor the Trustee shall be liable for any error, omission or other action of NASDAQ in connection with the dissemination of the Trust Fund Evaluation, and the Depositor and the Trustee shall be indemnified by the respective Trust and held harmless against any loss, liability, claim or expense resulting from any error, omission or other action of NASDAQ. In no event shall the Trustee be liable to any person for special, indirect, or consequential damages of any kind whatsoever resulting from or in connection with the dissemination of the Trust Fund Evaluation through MFQS whether or not the Trustee has been advised as to the possibility of such damages and regardless of the form of action in which any such claim for damages may be made."

           EE.    Section 5.02  of the Standard  Terms and  Conditions of Trust
is amended by adding the following after the second paragraph of such section:

                  "Notwithstanding anything herein to the contrary, in the event that any tender of Units pursuant to this Section 5.02 would result in the disposition by the Trustee of less than a whole Security, the Trustee shall distribute cash in lieu thereof and sell such Securities as directed by the Sponsors as required to make such cash available.

                  Subject to the restrictions set forth in the Prospectus of a Trust, Unit holders of a Trust who redeem that minimum number of Units of a Trust set forth in Part II of the Trust Agreement may request a distribution in kind of (i) such Unit holder's pro rata portion of each of the Securities listed on a U.S. securities exchange ("U.S. listed securities") in such Trust, in whole shares, and (ii) cash equal to such Unit holder's pro rata portion of the Income and Capital Accounts as follows: (x) a pro rata portion of the net proceeds of sale of the non U.S. listed Securities and Securities representing any fractional shares included in such Unit holder's pro rata share of the Securities and (y) such other cash as may properly be included in such Unit holder's pro rata share of the sum of the cash balances of the Income and Principal Accounts in an amount equal to the Unit Value determined on the basis of a Trust Fund Evaluation made in accordance with Section
         5.01 determined by the Trustee on the date of tender less amounts determined in clauses (i) and (ii)(x) of this Section. Subject to
         Section 5.05 with respect to Rollover Unit holders, to the extent possible, distributions of Securities pursuant to an in kind redemption of Units shall be made by the Trustee through the distribution of each of the Securities in book-entry form to the account of the Unit holder's bank or broker-dealer at the Depository Trust Company. Any distribution in kind will be reduced by customary transfer and registration charges."

         FF.    The following Section 5.05 shall be added:

                  "Section 5.05. Rollover of Units. (a) If the Depositor shall offer a subsequent series of the Trusts, (the "New Series"), the Trustee shall, at the Depositor's sole cost and expense, include in the notice sent to Unit holders specified in Section 8.02 a form of election whereby Unit holders, whose redemption distribution would be in an amount sufficient to purchase at least one Unit of the New Series, may elect to have their Unit(s) redeemed in kind in the manner provided in Section 5.02, the Securities included in the redemption distribution sold, and the cash proceeds applied by the Distribution Agent to purchase Units of a New Series, all as hereinafter provided. The Trustee shall honor properly completed election forms returned to the Trustee, accompanied by any Certificate evidencing Units tendered for redemption or a properly completed redemption request with respect to uncertificated Units, by its close of business on the Rollover Notification Date. The notice and form of election to be sent to Unit holders in respect of any redemption and purchase of Units of a New Series as provided in this section shall be in such form and shall be sent at such time or times as the Depositor shall direct the Trustee in writing and the Trustee shall have no responsibility therefor. The Distributions Agent acts solely as disbursing agent in connection with purchases of Units pursuant to this Section and nothing herein shall be deemed to constitute the Distribution Agent a broker in such transactions

                  All Units so tendered by a Unit holder (a "Rollover Unit holder") shall be redeemed and cancelled during the Special Redemption and Liquidation Period on such date or dates specified by Depositor. Subject to payment by such Rollover Unit holder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made in kind pursuant to Section 5.02 by distribution of cash and/or Securities to the Distribution Agent on the redemption date equal to the net asset value (determined on the basis of the Trust Fund Evaluation as of the redemption date in accordance with Section 4.01) multiplied by the number of Units being redeemed (herein called the "Rollover Distribution"). Any Securities that are made part of the Rollover Distribution shall be valued for purposes of the redemption distribution as of the redemption date.

                  All Securities included in a Unit holder's Rollover Distribution shall be sold by the Distribution Agent during the Special Redemption and Liquidation Period specified in the Prospectus pursuant to the Depositor's direction, and the Distribution Agent shall, unless directed otherwise by the Depositor, employ the Depositor as broker in connection with such sales. For such brokerage services, the Depositor shall be entitled to compensation at its customary rates, provided however, that its compensation shall not exceed the amount authorized by applicable securities laws and regulations. The Depositor shall direct that sales be made in accordance with the guidelines set forth in the Prospectus under the heading "Special Redemption, Liquidation and Investment in a New Trust." Should the Depositor fail to provide direction, the Distribution Agent shall sell the Securities in the manner provided in the prospectus. The Distribution Agent shall have no responsibility for any loss or depreciation incurred by reason of any sale made pursuant to this Section.

                  Upon completion of all sales of Securities included in the Rollover Unit holder's Rollover Distribution, the Distribution Agent shall, as agent for such Rollover Unit holder, enter into a contract with the Depositor to purchase from the Depositor Units of a New Series (if any), at the Depositor's public offering price for such Units on such day, and at such reduced sales charge as shall be described in the prospectus for such Trust. Such contract shall provide for purchase of the maximum number of Units of a New Series whose purchase price is equal to or less than the cash proceeds held by the Distribution Agent for the Unit holder on such day (including therein the proceeds anticipated to be received in respect of Securities traded on such day net of all brokerage fees, governmental charges and any other expenses incurred in connection with such sale), to the extent Units are available for purchase from the Depositor. In the event a sale of Securities included in the Rollover Unit holder's redemption distribution shall not be consummated in accordance with its terms, the Distribution Agent shall apply the cash proceeds held for such Unit holder as of the settlement date for the purchase of Units of a New Series to purchase the maximum number of Units which such cash balance will permit, and the Depositor agrees that the settlement date for Units whose purchase was not consummated as a result of insufficient funds will be extended until cash proceeds from the Rollover Distribution are available in a sufficient amount to settle such purchase. If the Unit holder's Rollover Distribution will produce insufficient cash proceeds to purchase all of the Units of a New Series contracted for, the Depositor agrees that the contract shall be rescinded with respect to the Units as to which there was a cash shortfall without any liability to the Rollover Unit holder or the Distribution Agent. Any cash balance remaining after such purchase shall be distributed within a reasonable time to the Rollover Unit holder by check mailed to the address of such Unit holder on the registration books of the Trustee. Units of a New Series will be uncertificated unless and until the Rollover Unit holder requests a certificate. Any cash held by the Distribution Agent shall be held in a non-interest bearing account which will be of benefit to the Distribution Agent in accordance with normal banking procedures. Neither the Trustee nor the Distribution Agent shall have any responsibility or liability for loss or depreciation resulting from any reinvestment made in accordance with this paragraph, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

                   (b) Notwithstanding the foregoing, the Depositor may, in its discretion at any time, decide not to offer any new Trust Series in the future, and if so, this Section 5.05 concerning the Rollover of Units shall be inoperative.

                   (c) The Distribution Agent shall receive no fees for performing its duties hereunder. The Distribution Agent shall, however, be entitled to receive indemnification and reimbursement from the Trust for any and all expenses and disbursements to the same extent as the Trustee is permitted reimbursement hereunder."

         GG.     Paragraph (e)  of  Section 6.01  of Article VI of the Standard
Terms and  Conditions of Trust is amended to read as follows:

                  "(e) (I) Subject to the provisions of subparagraphs (II) and
         (III) of this paragraph, the Trustee may employ agents, sub-custodians, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, sub-custodians, attorneys, accountants or auditors if such agents, sub-custodians, attorneys, accountants or auditors shall have been selected with reasonable care. The Trustee shall be fully protected in respect of any action under this Indenture taken or suffered in good faith by the Trustee in accordance with the opinion of counsel, which may be counsel to the Depositor acceptable to the Trustee, provided, however, that this disclaimer of liability shall not (i) excuse the Trustee from the responsibilities specified in subparagraph II below or (ii) limit the obligation of the Trustee to indemnify the Trust under subparagraph III below. The fees and expenses charged by such agents, sub-custodians, attorneys, accountants or auditors shall constitute an expense of the Trust reimbursable from the Income and Capital Accounts of the affected Trust as set forth in section 6.04 hereof.

                  (II) The Trustee may place and maintain in the care of an eligible foreign custodian (which is employed by the Trustee as a sub-custodian as contemplated by subparagraph (I) of this paragraph (e) and which may be an affiliate or subsidiary of the Trustee or any other entity in which the Trustee may have an ownership Income) the Trust's foreign securities, cash and cash equivalents in amounts reasonably necessary to effect the Trust's foreign securities transactions, provided that the Trustee hereby agrees to perform all the duties assigned by rule 17f-5 as now in effect or as it may be amended in the future, to the boards of management investment companies. The Trustee's duties under the preceding sentence will not be delegated.

                  As used in this subparagraph (II),

                           (1) "foreign securities" include: securities issued and sold primarily outside the United States by a foreign government, a national of any foreign country or a corporation or other organization incorporated or organized under the laws of any foreign country and securities issued or guaranteed by the government of the United States or by any state or any political subdivision thereof or by any agency thereof or by any entity organized under the laws of the United States or of any state thereof which have been issued and sold primarily outside the United States.

                           (2)      "eligible foreign custodian" means

                           (a) The following securities depositories and clearing agencies which operate transnational systems for the central handling of securities or equivalent book entries which, by appropriate exemptive order issued by the Securities and Exchange Commission, have been qualified as eligible foreign custodians for the Trust but only for so long as such exemptive order continues in effect: Morgan Guaranty Trust Company of New York, Brussels, Belgium, in its capacity as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, Luxembourg.

                           (b) Any other entity that shall have been qualified as an eligible foreign custodian for the foreign securities of the Trust by the Securities and Exchange Commission by exemptive order, rule or other appropriate action, commencing on such date as it shall have been so qualified but only for so long as such exemptive order, rule or other appropriate action continues in effect.

                           (III) The Trustee will indemnify and hold the Trust harmless from and against any loss occurring as a result of an eligible foreign custodian's willful misfeasance, reckless disregard, bad faith, or gross negligence in performing custodial duties."

           HH.    Paragraph (g)  of  Section 6.01  of the Standard  Terms and
Conditions of Trust is hereby amended by inserting the following after the first word thereof:

                  "(i) the value of any Trust as shown by an evaluation by the Trustee pursuant to Section 5.01 hereof shall be less than the lower of $2,000,000 or 20% of the total value of Securities deposited in such Trust during the initial offering period, or (ii)"

         II. Section 6.01(i) of the Standard Terms and Conditions of Trust shall be deleted in its entirety and replaced with the following:

                  "(i) No payment to a Depositor or to any principal underwriter (as defined in the Investment Company Act of 1940) for the Trust or to any affiliated person (as so defined) or agent of a Depositor or such underwriter shall be allowed the Trustee as an expense except (a) for payment of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee, and (b) such other amounts permitted under the Investment Company Act of 1940."

         JJ.      The third  paragraph  of Section  6.02 of the  Standard Terms and Conditions of Trust shall be deleted in its entirety and replaced with the following:

         "If provided for in the Prospectus for a Trust, the Trustee shall pay, or reimburse to the Depositor, the expenses related to the updating of the Trust's registration statement, to the extent of legal fees, typesetting fees, electronic filing expenses and regulatory filing fees. Such expenses shall be paid from the Income Account, or to the extent funds are not available in such Account, from the Capital Account, against an invoice or invoices therefor presented to the Trustee by the Depositor. By presenting such invoice or invoices, the Depositor shall be deemed to certify, upon which certification the Trustee is authorized conclusively to rely, that the amounts claimed therein are properly payable pursuant to this paragraph. The Depositor shall provide the Trustee, from time to time as requested, an estimate of the amount of such expenses, which the Trustee shall use for the purpose of estimating the accrual of Trust expenses. The amount paid by the Trust pursuant to this paragraph in each year shall be separately identified in the annual statement provided to Unit holders. The Depositor shall assure that the Prospectus for the Trust contains such disclosure as shall be necessary to permit payment by the Trust of the expenses contemplated by this paragraph under applicable laws and regulations.

         The provisions of this paragraph shall not limit the authority of the Trustee to pay, or reimburse to the Depositor or others, such other or additional expenses as may be determined to be payable from the Trust as provided in Section 6.02 of the Standard Terms and Conditions of Trust."

         KK. The first sentence of the second paragraph of Section 6.04 shall be amended to include the phrase "license fees, if any, expenses incurred in printing and mailing quarterly, semi-annual or annual communications to Unit holders if the Prospectus so provides," immediately after the reference to legal and auditing expenses.

         LL.      The third  sentence of  paragraph  (a) of Section 6.05 of the
Standard Terms and Conditions of Trust shall be replaced in its entirety by the following:

         "The Depositor may remove the Trustee at any time with or without cause and appoint a successor Trustee by written instrument or instruments delivered not less than sixty days prior to the effective date of such removal and appointment to the Trustee so removed and to the successor Trustee."

         MM.     Section 8.02 of the Standard Terms and Conditions of Trust
shall be amended as follows:

                  (i) The fourth sentence of the second paragraph shall be deleted and replaced with the following:

                  "The Trustee will honor duly executed requests for in-kind distributions received (accompanied by the electing Unit holder's Certificate, if issued) by the close of business ten business days prior to the Mandatory Termination Date."

                  (ii) The first sentence of the fourth paragraph shall be deleted and replaced with the following:

                  "Commencing no earlier than the business day following that date on which Unit holders must submit to the Trustee notice of their request to receive an in-kind distribution of Securities at termination, the Trustee will liquidate the Securities not segregated for in-kind distributions during such period and in such daily amounts as the Depositor shall direct."


         IN WITNESS WHEREOF, Nike Securities L.P., JPMorgan Chase Bank and First Trust Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

                                                 NIKE SECURITIES L.P., Depositor


                                                 By        Robert M. Porcellino
                                                           Senior Vice President



                                                 JPMORGAN CHASE BANK, Trustee



                                                 By        Rosalia Koopman
                                                           Vice President
[SEAL]

ATTEST:

Joan A. Currie
Vice President


                                           FIRST TRUST ADVISORS L.P., Evaluator


                                                By         Robert M. Porcellino
                                                           Senior Vice President



                                           FIRST TRUST ADVISORS L.P.,
                                           Portfolio Supervisor


                                                By         Robert M. Porcellino
                                                           Senior Vice President


                          SCHEDULE A TO TRUST AGREEMENT

                         Securities Initially Deposited
                                     FT 624

         (Note: Incorporated herein and made a part hereof for the Trust is the "Schedule of Investments" for the Trust as set forth in the Prospectus.)